Exhibit 10.1

SPONSOR LETTER AGREEMENT

This SPONSOR LETTER AGREEMENT (this “Agreement”), dated as of February 4, 2024, is made by and among Slam Sponsor, LLC, an exempted company incorporated in the Cayman Islands with limited liability (the “Sponsor”), Lynk Global, Inc., a Delaware corporation (the “Company”), and the undersigned individuals (the “Insiders” and together with the Sponsor, the “Sponsor Parties”). The Sponsor, the Company and the Insiders shall be referred to herein from time to time collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, this Agreement is being entered into in connection with the Business Combination Agreement, dated February 4, 2024, (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among SLAM, Lynk Global Holdings, Inc., a Delaware corporation (“Topco”), the Company, Lynk Merger Sub 1, LLC, a Delaware limited liability company (“Merger Sub 1”), (iv) Lynk Merger Sub 2, LLC, a Delaware limited liability company (“Merger Sub 2”), and Slam Sponsor, LLC, a Cayman Islands limited liability company (the “Sponsor”); and

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement by the parties thereto, pursuant to which, among other things, the Sponsor and the Insiders, as applicable, will consent to the entry by SLAM into the Business Combination Agreement and the consummation by SLAM of the transactions contemplated thereby on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in order to induce the Company to enter into the Business Combination Agreement and in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Consent to Business Combination.

(a) Each Sponsor Party hereby consents to the entry by SLAM into the Business Combination Agreement and each other Ancillary Document to which SLAM is or will be a party.

(b) Each Sponsor Party (in his, her or its capacity as a shareholder or warrant holder of SLAM and on behalf of himself or itself and not the other Sponsor Parties) hereby agrees to vote (or cause to be voted) at any meeting (regular or special) of the shareholders or warrant holders of SLAM or adjournment or postponement thereof (each, a “Special Meeting”), and in any action by written resolution of the shareholders or warrant holders of SLAM, all of such Sponsor Party’s Subject SLAM Equity Securities (as defined below) and all other equity securities of SLAM such Sponsor Party is entitled to vote on the matter in favor of the Transaction Proposals (including the adoption of the Business Combination Agreement and approval of the Domestication), and against any action, proposal, transaction, agreement or other matter presented at any Special Meeting that would reasonably be expected to (i) result in a breach of SLAM’s covenants, agreements or obligations under the Business Combination Agreement, (ii) cause any of the conditions to the Closing set forth in Article 8 of the Business Combination Agreement not to be satisfied or (iii) otherwise materially impede, materially interfere with, materially delay, materially discourage, materially and adversely affect or materially inhibit the timely consummation of, the transactions contemplated by the Business Combination Agreement (the “Transactions”).

(c) Each Sponsor Party agrees, except in a manner not in direct or indirect contravention or breach of the Business Combination Agreement or any Ancillary Document, not to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any equity interests of SLAM in connection with any vote or other action with respect to the Transactions or any Ancillary Document, other than to recommend that the holders of SLAM Shares and SLAM Warrants vote in favor of the Transaction Proposals, including the adoption of the Business Combination Agreement, the Ancillary Documents and the Transactions (and any actions required in furtherance thereof and otherwise as expressly provided in this Section 1).

(d) Each Sponsor Party agrees not to commence or bring in any claim challenging the validity of any provision of this Agreement, the Business Combination Agreement, the Ancillary Agreements or the Transactions.

(e) In the event of any equity dividend or distribution, or any change in the equity interests of SLAM by reason of any equity dividend or distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like prior to the Closing, the term “Subject SLAM Equity Securities” shall be deemed to refer to and include all of the SLAM Shares and SLAM Warrants (or any instruments convertible into SLAM Shares or SLAM Warrants) held of record or beneficially by such Sponsor Party as of such time (the SLAM Shares and the SLAM Warrants that such Sponsor Party holds of record or beneficially as of any determination time are hereinafter referred to, with respect to each Sponsor Party, as the “Subject SLAM Equity Securities”), as well as all such equity dividends and distributions and any securities into which or for which any or all of the Subject SLAM Equity Securities may be changed or exchanged or which are received in such transaction.

2. Waiver of Anti-dilution Protection. Each Sponsor Party hereby waives, subject to, and conditioned upon, the occurrence of the Closing (for himself, herself or itself and for his, her or its successors, heirs and assigns), to the fullest extent permitted by Law and SLAM’s Governing Documents, and agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections with respect to the conversion ratio set forth in SLAM’s Governing Documents or any other anti-dilution or similar protection, in each case, with respect to the SLAM Class B Shares (and any other equity securities of SLAM for which the SLAM Class B Shares are exchanged or into which the SLAM Class B Shares are converted) in connection with the Transactions or otherwise (including in connection with the issuance of shares in connection with the Private Placement Financing). SLAM hereby acknowledges and agrees to such waiver. Notwithstanding anything to the contrary contained herein, the Sponsor Parties shall not be prohibited from waiving, asserting or perfecting any of the foregoing rights in the event the Business Combination Agreement is validly terminated in accordance with its terms. If the Business Combination Agreement is so terminated, then this Section 2 shall be deemed null and void ab initio.

3. Transfer Restrictions on Shares. Except as expressly contemplated by the Business Combination Agreement, with the prior written consent of the Company, or with respect to a Transfer of the type set forth in clause (A) through clause (E) below, from and after the date hereof until the earlier of the date of the Closing or the termination of the Business Combination Agreement in accordance with its terms, each Sponsor Party hereby agrees that he, she or it shall not (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, dispose of or otherwise encumber any of his, her or its Subject SLAM Equity Securities and SLAM Warrants or otherwise agree to do any of the foregoing (each, a “Transfer”), (ii) deposit any of his, her or its Subject SLAM Equity Securities and SLAM Warrants into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of his, her or its Subject SLAM Equity Securities and SLAM Warrants that conflicts with any of the covenants or agreements set forth in this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of his, her or its Subject SLAM Equity Securities and SLAM Warrants, (iv) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of his, her or its Subject SLAM Equity Securities and SLAM Warrants even if such Subject SLAM Equity Securities and SLAM Warrants would be disposed of by a person other than such Sponsor Party or (v) take any action that would have the effect of preventing or materially delaying the performance of his, her or its obligations hereunder; provided, however, that the foregoing shall not apply to any Transfer (A) to SLAM officers or directors, any affiliates or family member of any of SLAM’s officers or directors, any members or partners of the Sponsor or their affiliates, any affiliates of the Sponsor, or any employees of such affiliates; (B) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, pursuant to a qualified domestic relations order; or (E) by virtue of the Sponsor’s Governing Documents upon liquidation or dissolution of the Sponsor; provided, that any transferee of any Transfer of the type set forth in clause (A) through clause (E) must enter into a written agreement in form and substance reasonably satisfactory to the Company agreeing to be bound by this Agreement prior to the occurrence of such Transfer.

4. Other Covenants.

(a) From the date hereof until the Closing Date or, if earlier, the termination of this Agreement in accordance with Section 6, no Sponsor Party shall, and each Sponsor Party shall instruct its and their representatives not to, (i) make any proposal or offer that constitutes a Business Combination Proposal, (ii) initiate any discussions or negotiations with any Person with respect to a Business Combination Proposal or (iii) enter into any acquisition agreement, business combination, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to a Business Combination Proposal, in each case, other than to or with the Company and its respective representatives. From and after the date hereof, each Sponsor Party shall, and shall instruct its officers and directors (if applicable) and its representatives to, immediately cease and terminate all discussions and negotiations with any Persons that may be ongoing with respect to a Business Combination Proposal or any negotiations which may lead to a Business Combination Proposal (other than the Company and its representatives).

(b) The Sponsor hereby agrees to provide to SLAM, the Company and their respective Representatives any information in its possession or control regarding such Sponsor Party or the Subject SLAM Equity Securities that is reasonably requested by SLAM, the Company or their respective Representatives and is required in order for the Company and SLAM to comply with Section 6.5 (Public Announcements), Section 6.7 (Preparation of Registration Statement / Proxy Statement) and Section 6.11 (Trust Account) of the Business Combination Agreement. To the extent required by applicable Law, the Sponsor hereby authorizes the Company and SLAM to publish and disclose in any announcement or disclosure required by the SEC, NYSE or the Registration Statement / Proxy Statement (including all documents and schedules filed with the SEC in connection with the foregoing), the Sponsor’s identity and ownership of the Subject SLAM Equity Securities and the nature of the Sponsor’s commitments and agreements under this Agreement, the Business Combination Agreement and any other Ancillary Agreements; provided, that such disclosure is made in compliance with the provisions of the Business Combination Agreement.

(c) Each Sponsor Party acknowledges and agrees that the Company is entering into the Business Combination Agreement in reliance upon each Sponsor Party entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for each such Sponsor Party entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, the Company would not have entered into or agreed to consummate the Transactions or the Ancillary Agreements.

5. Sponsor Party Representations and Warranties. Each Sponsor Party, severally and not jointly, represents and warrants to the Company as follows, solely with respect to such Sponsor Party:

(a) Ownership. To the extent any Sponsor Party owns any Subject SLAM Equity Securities, such Sponsor Party owns free and clear of all Liens (other than transfer restrictions under applicable securities Laws) the number of Subject SLAM Equity Securities set forth opposite such Sponsor Party’s name on the signature page to this Agreement. Such Sponsor Party has, and will have at all times during the term of this Agreement, the sole voting power with respect to his, her or its Subject SLAM Equity Securities. Such Subject SLAM Equity Securities are the only equity securities in SLAM owned of record or beneficially by such Sponsor Party on the date of this Agreement, and none of such Subject SLAM Equity Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject SLAM Equity Securities, except as provided hereunder. Such Sponsor Party does not hold or own any rights to acquire (directly or indirectly) any equity interests in SLAM or any equity securities convertible into, or that can be exchanged for, equity securities of SLAM.

(b) Organization. If such Sponsor Party is not an individual, it is duly organized, validly existing and in good standing (where applicable) under the Laws of the jurisdiction in which it is incorporated, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Sponsor Party’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational action on the part of the Sponsor Party. If such Sponsor Party is an individual, such Sponsor Party has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Sponsor Party’s obligations hereunder.

(c) Authority. This Agreement has been duly executed and delivered by such Sponsor Party and, assuming the due authorization, execution and delivery hereof by the other Parties hereto, this Agreement constitutes a legally valid and binding obligation of such Sponsor Party, enforceable against such Sponsor Party in accordance with the terms hereof (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of such Sponsor Party.

(d) Non-Contravention. The execution and delivery of this Agreement by such Sponsor Party does not, and the performance by such Sponsor Party of its obligations hereunder will not, (i) result in a violation of applicable Law, except for such violations which would not reasonably be expected, individually or in the aggregate, to have a material adverse effect upon such Sponsor Party’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement, (ii) if such Sponsor Party is not an individual, conflict with or result in a violation of the Governing Documents of such Sponsor Party, or (iii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Sponsor Party or such Sponsor Party’s Subject SLAM Equity Securities).

(e) Legal Proceedings. As of the date of this Agreement, there is no Action pending against, or to the knowledge of such Sponsor Party, threatened against such Sponsor Party or any of its Affiliates, by or before (or that would be by or before) any Governmental Authority that, if determined or resolved adversely in accordance with the plaintiff’s demands, would reasonably be expected, individually or in the aggregate, to have a material adverse effect upon the ability of such Sponsor Party to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement. None of such Sponsor Party or any of its Affiliates is subject to any Governmental Order that would reasonably be expected, individually or in the aggregate, to have a material adverse effect upon the ability of such Sponsor Party to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement or the Business Combination Agreement.

(f) Brokers’ Fees. Except for the fees described in Section 5.5 of the SLAM Disclosure Schedules, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from such Sponsor Party in respect of the Business Combination Agreement, this Agreement or any of the respective Transactions and hereby based upon any arrangement or agreement made by a Sponsor Party.

6. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, upon the valid termination of the Business Combination Agreement in accordance with its terms, and upon such termination, this Agreement shall be null and void and of no effect whatsoever, and the Parties hereto shall have no rights or obligations under this Agreement.

7. No Recourse. This Agreement may be enforced only against, and any claim or cause of action based upon, arising out of, or related to this Agreement may be made only against, the Parties. Except to the extent a Party hereto (and then only to the extent of the specific obligations undertaken by such Party herein), (i) no past, present or future director, manager, officer, employee, incorporator, member, partner, direct or indirect equityholder, Affiliate, agent, attorney, advisor or representative or Affiliate of a Party, (ii) no past, present or future director, officer, employee, incorporator, member, partner, direct or indirect equityholder, shareholder, Affiliate, agent, attorney, advisor or representative or Affiliate of a Party and (iii) no successor, heir or representative of a Party shall have any liability (whether in Contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Parties under this Agreement for any claim based on, arising out of, or related to this Agreement.

8. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Insiders make no agreement or understanding herein in any capacity other than in each such Insider’s capacity as a record holder and beneficial owner of the Subject SLAM Equity Securities, and not, as applicable, in such Insider’s capacity as a director, officer or employee of SLAM and (b) nothing herein will be construed to limit or affect any action or inaction by any Insider or any other Person (including any representative of the Sponsor) serving as a member of the board of directors (or other similar governing body) of SLAM or as an officer, employee or fiduciary of SLAM, in each case, acting in such Person’s capacity as a director, officer, employee or fiduciary of SLAM.

9. No Third-Party Beneficiaries. Except as set forth in Section 3 or Section 8, this Agreement shall be for the sole benefit of the Parties and SLAM and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and SLAM and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

10. Remedies. The Parties agree that irreparable damage for which monetary damages would occur in the event that any Party does not perform his or its respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

11. Fees and Expenses. Except as otherwise expressly set forth in the Business Combination Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided, that any such fees and expenses incurred by any Insider on or prior to the Effective Time shall, in the sole discretion of the Sponsor, be allocated to SLAM and deemed to be SLAM Expenses.

12. No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in the Company or any of its Affiliates or SLAM or any of its Affiliates any direct or indirect ownership or incidents of ownership of or with respect to SLAM Shares held by any Sponsor Party. All rights, ownership and economic benefits of and relating to the applicable SLAM Shares shall remain vested in and belong to each applicable Sponsor Party, and the Company and SLAM (and each of their respective Affiliates) shall have no authority to exercise any power or authority to direct any Sponsor Party in the voting of any SLAM Shares owned by him, her or it (if any). No Sponsor Party shall be restricted from voting in favor of, against or abstaining with respect to any other matters presented to the SLAM Shareholders.

13. Amendments and Waivers. Any provision of this Agreement may be amended or modified in whole or in part only by an agreement in writing and signed by the Parties, and any provision of this Agreement may be waived if such waiver is in writing and signed by the Party(ies) against whom such waiver is sought. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

14. Assignment. Subject to Section 10, none of this Agreement or any of the rights, interests or obligations hereunder shall be assignable by a Party without the prior written consent of the other Parties hereto. This Agreement shall be binding on, and inure to the benefit of, the Parties and their respective successors, heirs, personal representatives and assigns and with respect to a Transfer of the type set forth in clause (A) through clause (E) of Section 2. Any attempted amendment or assignment of this Agreement not in accordance with the terms of this Section 14 shall be null and void ab initio.

15. Several and Not Joint. The representations, warranties, covenants and agreements set forth herein shall be several (and not joint or joint and several) representation, warranties, covenants and agreements of each Sponsor Party.

16. Notices. Any notice, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail, return receipt requested, postage prepaid, (iii) when delivered by FedEx or another nationally recognized overnight delivery service or (iv) when delivered by email (unless an “undeliverable” or similar message is received with respect to each email address provided in or pursuant to this Section 16 for the applicable Party) (provided, that, any such notice or other communication delivered in the manner described in any of the preceding clauses (i), (ii) and (iii) shall also be delivered by email no later than 24 hours after being dispatched in the manner described in the preceding clause (i), (ii) or (iii), as applicable), in each case, addressed as follows:

If to the Sponsor or the Insiders, to:

Slam Sponsor, LLC 55 Hudson Yards, 47th Floor, Suite C
New York, NY 10001
Attention: Ryan Bright
Email: *****@slamcorp.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP 601 Lexington Avenue
New York, NY 10022
Attention:	Christian O. Nagler, P.C.
Jason Krause
Email:	*****@kirkland.com
*****@kirkland.com

If to the Company to:

Lynk Global, Inc.
510 North Washington Street, Suite 200
Falls Church, VA 22046
Attention:	Charles Miller, CEO
Margo Deckard, COO
Email:	*****@lynk.world
*****@lynk.world

with a copy (which shall not constitute notice) to

Goodwin Procter LLP
601 Marshall Street.
Redwood City, CA 94063
Attention:	Geoff Willard
Dan Espinoza
Jocelyn Arel
Email:	*****@goodwinlaw.com
*****@goodwinlaw.com
*****@goodwinlaw.com

17. Incorporation by Reference. Sections 10.2 (Entire Agreement; Assignment), 10.5 (Governing Law), 10.10 (Severability), 10.11 (Counterparts; Electronic Signatures), 10.15 (Waiver of Jury Trial) and 10.16 (Submission to Jurisdiction) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

LYNK GLOBAL, INC.

By:	/s/ Charles Miller
Name: Charles Miller
Title: Chief Executive Officer

SLAM SPONSOR, LLC

By:	/s/ Himanshu Gulati
Name: Himanshu Gulati
Title: Authorized Signatory

[Signature Page to Sponsor Letter Agreement]

INSIDERS:

/s/ Alexander Rodriguez
Alexander Rodriguez

/s/ Himanshu Gulati
Himanshu Gulati

/s/ Kelly Laferriere
Kelly Laferriere

/s/ Chetan Bansal
Chetan Bansal

/s/ Marc Lore
Marc Lore

/s/ Reggie Hudlin
Reggie Hudlin

/s/ Desiree Gruber
Desiree Gruber

/s/ Barbara Byrne
Barbara Byrne

/s/ Ann Berry
Ann Berry

[Signature Page to Sponsor Letter Agreement]

/s/ Alexandre Zyngier
Alexandre Zyngier

/s/ Lisa Harrington
Lisa Hatton Harrington

/s/ Ryan Bright
Ryan Bright

/s/ Julian Nemirovsky
Julian Nemirovsky

[Signature Page to Sponsor Letter Agreement]